EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-87304) pertaining to the 401(k) Plan of Gibraltar Steel Corporation and Profit Sharing and Retirement Plan of Gibraltar Strip Steel, Inc.,

(2)	Registration Statement (Form S-8 No. 033-89196) pertaining to the Incentive Stock Option Plan, Non-Qualified Stock Option Plan and the Restricted Stock Plan of Gibraltar Steel Corporation,

(3)	Registration Statement (Form S-8 No. 333-10821) pertaining to the Incentive Stock Option Plan Second Amendment and Restatement and the Non-Qualified Stock Option Plan First Amendment and Restatement of Gibraltar Steel Corporation, and

(4)	Registration Statement (Form S-8 No. 333-56735) pertaining to the Incentive Stock Option Plan Third Amendment and Restatement of Gibraltar Steel Corporation

of our reports dated March 10, 2006, with respect to the consolidated financial statements of Gibraltar Industries, Inc., Gibraltar Industries, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Gibraltar Industries, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Buffalo, New York
March 15, 2006

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